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                                     EXHIBIT 21

                                                       State of
Name of Subsidiary                                     Incorporation
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Berry Iowa Corporation                                 Delaware

PackerWare Corporation                                 Delaware

Knight Plastics, Inc.                                  Delaware

Berry Sterling Corporation                             Delaware

Berry Plastics Design Corporation                      Delaware

Poly-Seal Corporation                                  Delaware

Berry Plastics Acquisition Corporation II              Delaware

Venture Packaging, Inc.                                Delaware

Venture Packaging Midwest, Inc.                        Delaware

Berry Plastics Technical Services, Inc.                Delaware

NIM Holdings Limited                                   England and Wales

Berry Plastics U.K. Limited                            England and Wales

Norwich Acquisition Limited                            England and Wales

CPI Holding Corporation                                Delaware

Cardinal Packaging, Inc.                               Ohio

AeroCon, Inc.                                          Delaware

Berry Tri-Plas Corporation                             Delaware

Berry Plastics Acquisition Corporation III             Delaware

CBP Holdings S.r.l.                                    Italy

Capsol S.p.a.                                          Italy

Ociesse S.r.l.                                         Italy